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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): JANUARY 28, 2004



                          CREDIT ACCEPTANCE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                        Commission File Number 000-20202
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
                           MICHIGAN                                                     38-1999511
(State or other jurisdiction of incorporation or organization)             (I.R.S. Employer Identification No.)

             25505 W. TWELVE MILE ROAD, SUITE 3000                                      48034-8339
                     SOUTHFIELD, MICHIGAN                                               (Zip Code)
            (Address of Principal Executive Offices)
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       Registrant's telephone number, including area code: (248) 353-2700
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

              99.1     Press Release dated January 28, 2004

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On January 28, 2004, Credit Acceptance Corporation (the "Company") issued a press release announcing its financial results for the three months and year ended December 31, 2003. The press release, dated January 28, 2004, is attached as Exhibit 99.1 to this Form 8-K.

         The financial information included in the press release includes a presentation of net income excluding certain adjustments, in addition to the presentation of the Company's reported net income. The Company believes this information is helpful to investors in measuring the performance of the business, in that excluding the impact of items that are deemed unlikely to recur and foreign exchange losses on forward contracts more accurately reflects the financial performance of the business.

         The financial information included in the press release also includes a return on capital analysis, which provides an additional perspective on the financial performance of the Company. The Company believes this information provides a useful measurement of how effectively the Company is utilizing its capital.

         Finally, the financial information included in the press release includes a presentation of economic profit. Management uses economic profit to assess the Company's performance and the amount of value created for shareholders as well as to make capital allocation decisions. The Company believes this information is important to shareholders because it allows shareholders to compare the returns earned by the Company investing capital in its business with the return they could expect if the Company returned capital to shareholders and they invested in other securities.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CREDIT ACCEPTANCE CORPORATION
                                          (Registrant)

                                          By: /s/ Douglas W. Busk
                                          -----------------------
                                          Douglas W. Busk
                                          Chief Financial Officer and Treasurer
                                          January 30, 2004
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                                INDEX OF EXHIBITS

         EXHIBIT NO.                  DESCRIPTION
         -----------     ----------------------------------------------
            99.1         Press Release dated January 28, 2004.